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                                                                    EXHIBIT 3.11
                               STATE OF DELAWARE
                        Office of the Secretary of State

                       ---------------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ADAM WUEST CORPORATION", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER, A.D. 1999, AT 9 O'CLOCK A.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                        /s/ Edward J. Freel
                                        ---------------------------------------
                                         Edward J. Freel, Secretary of State

                       [Delaware Secretary of State Seal]

                                                        AUTHENTICATION:  0028076
                                                                  DATE: 10/15/99

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                          CERTIFICATE OF INCORPORATION

                                       OF

                             ADAM WUEST CORPORATION

                                   ARTICLE ONE

                  The name of the corporation is Adam Wuest Corporation (hereinafter called the "Corporation").

                                   ARTICLE TWO

                  The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE THREE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

                  The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.

                                  ARTICLE FIVE

                  The name and mailing address of the incorporator is as follows:

         Name                               Address
         ----                               -------
         Laura-Jayne Urso                   Kirkland & Ellis
                                            153 East 53rd Street, 39th Fl.
                                            New York, NY 10022

                                   ARTICLE SIX

                  The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.